UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2025

ZAPATA COMPUTING HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41218	98-1578373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Zapata Computing Inc.
6 Liberty Square, #2488

Boston, MA 02109

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (857) 367-9002

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Securities Purchase Agreement, Convertible Promissory Note, and Warrants

On June 27, 2025, the Zapata Computing Holdings, Inc. (the “Company”) completed the second closing under the Securities Purchase Agreement dated June 12, 2025 (the “Purchase Agreement”) with accredited investors pursuant to which the Company sold and issued secured convertible promissory notes (“Notes”) and warrants to purchase 4,375,000 shares of Common Stock (“Warrants”) for total gross proceeds of $350,000. The Company intends to use the net proceeds for working capital and general corporate purposes. As a result of the second closing, the Company has now sold the maximum offering amount of $3,000,000 under the Purchase Agreement.

The Notes have a principal amount equal to the loan amount, mature on the one-year anniversary of the issuance date (subject to acceleration upon the occurrence of certain customary events of default or a change of control), and bear 10% per annum interest. The Notes are convertible into shares of the Company’s common stock at the option of the holder based on a conversion price of $0.04 per share, subject to certain adjustments. The Notes convert automatically upon the Company’s completion of a securities offering resulting in gross proceeds of at least $5 million.

The Warrants have a term of five years. The Warrants have an exercise price of $0.04 per share, subject to certain adjustments. At any time when a registration statement registering the resale of shares issuable upon exercise of the Warrants is not effective, the Warrants can be exercised cashlessly by the holders.

Security Agreement and Intercreditor Agreement

The obligations evidenced by the Notes are secured by the assets of the Company and its subsidiaries pursuant to a Security Agreement entered into between the Company, its subsidiaries and the collateral agent on behalf of the Note holders. In addition, the Company entered into an Intercreditor Agreement with the collateral agent and the Company’s secured lender prior to the issuance of Notes under the Purchase Agreement providing for the relative rights with respect to the secured obligations of the Company and its subsidiaries in favor of the Company’s secured lenders.

Universal Resale and Registration Provisions

In connection with each of the transactions described above, the Company and counterparties who received common stock or derivative securities entered into certain Universal Resale and Registration Provisions pursuant to which such recipients agreed to certain lock-up provisions and the Company agreed to provide such recipients with certain registration rights with respect to such recipients’ common stock, as previously disclosed in the Company’s Current Report on Form 8-K filed on June 18, 2025 in connection with the first closing under the Purchase Agreement.

Exhibits

The foregoing descriptions of the transactions, securities and related matters described in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by the full text of the referenced documents, forms of which are filed as Exhibits 4.1 through 10.4 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

All of the securities issued in the transactions referred to in this Current Report on Form 8-K were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
4.1	Form of Note	8-K	6/18/2025	4.1
4.2	Form of Warrant	8-K	6/18/2025	4.2
10.1	Form of Securities Purchase Agreement*	8-K	6/18/2025	10.2
10.2	Form of Universal Resale and Registration Provisions*	8-K	6/18/2025	10.4
10.3	Form of Security Agreement*	8-K	6/18/2025	10.5
10.4	Form of Intercreditor Agreement	8-K	6/18/2025	10.6
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)				Filed

* Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2025

ZAPATA COMPUTING HOLDINGS, INC.

By:	/s/ Sumit Kapur
Sumit Kapur, Chief Executive Officer